UNITED STATES
SECURITIES AND EXCHANGE COMMISION
 Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 13, 2011
Date of Report (Date of Earliest Event Reported)

NATIONAL ASSET RECOVERY CORP.
 (Exact name of registrant as specified in its charter)

Commission File Number: 333-150135

Nevada	333-150135	04-3526451
(State of other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

9000 Burma Road, Suite 103
Palm Beach Gardens, FL 33403
(Address to principal executive offices, including zip code)

(561) 932-1422
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 210.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

In addition to the historical information contained herein, this Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which may include, but not be limited to statements concerning plans, objectives, goals, strategies, prospects, revenues, liquidity and capital resources, financial needs and future performance, costs and expenditures. Such statements may be identified or qualified, without limitation, by words such as "likely," "will," "suggests," "may," "would," "could," "should," "expects," "anticipates," "estimates," "plans," "projects," "believes," or similar expression (and variants of such words or expressions). Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance, achievements and results may differ materially from those expressed, projected, or suggested in the forward-looking statements due to certain risks and uncertainties, including, but not limited to, our ability to raise additional financing or generate sufficient revenues to support our business strategies, our ability to compete with larger competitors, our dependence on the continued service of our current management, our ability to expand the market for our services and the other risks and uncertainties. The forward-looking statements contained herein represent our judgment as of the date of this Current Report on Form 8-K and we caution readers not to place undue reliance on such statements.

Item 3.02:  Unregistered Sales of Equity Securities

On May 17, 2011, the Company issued an aggregate of 75,000,000 shares of common stock to Bradley Wilson for services rendered.  The Company sold these shares pursuant to an exemption from registration pursuant to §4(2) of the Securities Act of 1933 (the “Act”).  Mr. Wilson has served as the Chairman to the Company’s Board of Directors since December 16, 2010, and is receiving these shares as partial compensation for entering into a five year employment agreement with the Company.  The shares issued to Mr. Wilson are subject to forfeiture on a pro-rata basis if he voluntarily terminates his employment or if the Company terminates his employment agreement for cause before the end of the five year term.

On May 17, 2011, the Company issued an aggregate of 20,000,000 shares of common stock to William A. Glynn for services rendered.  The Company sold these shares pursuant to an exemption from registration pursuant to §4(2) of the Act.  Mr. Glynn has served as the Chief Executive Officer, Chief Financial Officer and Treasurer and as a member of the Company’s Board of Directors since December 16, 2010, and is receiving these shares as partial compensation for entering into a five year employment agreement with the Company.  The shares issued to Mr. Glynn are subject to forfeiture on a pro-rata basis if he voluntarily terminates his employment or if the Company terminates his employment agreement for cause before the end of the five year term.

Item 5.01:   Changes in Control of Registrant

As a result of the issuance of 95,000,000 shares of common stock as reported in Item 3.02 above, a change of control of the Registrant took place.  The persons who acquired such control are Bradley Wilson, who beneficially owns approximately 41% of the Company’s issued and outstanding shares of common stock and William A. Glynn, who beneficially owns approximately 11% of the Company’s issued and outstanding shares of common stock.  Collectively, Mr. Wilson and Mr. Glynn own approximately 52% of the Company’s total issued and outstanding shares of common stock.

Item 9.01:  Financial Statements and Exhibits

None.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ASSET RECOVERY CORP.

Dated: May 23, 2011	By:	/s/ William A. Glynn
Name: William A. Glynn
Title: Chief Executive Officer and Chief Financial Officer